THE CHASE VISTA SMALL CAP EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/02/00	Entravision Communications Corp. (EVC) Class A
		Common Stock

Shares            Price         Amount
75,350		 $16.50		$1,243,275.00


                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$1.03	     N/A	0.16380%	0.35587%

     Broker
Donaldson, Lufkin & Jenrette Securities Corp.

Underwriters of Entravision Communications Corp. (EVC) Class A
Common Stock

U.S. Underwriters          		 Number of Shares
Donaldson, Lufkin & Jenrette Securities Corp.	6,747,094
Credit Suisse First Boston Corp.		6,747,091
Merrill Lynch, Pierce, Fenner & Smith, Inc.	6,747,091
Salomon Smith Barney, Inc.			6,747,091
Bear, Stearns & Co., Inc.			6,747,091
DLJdirect, Inc.					  200,000
Allen & Company, Inc.				  175,000
Banc of America Securities LLC			  175,000
Chase Securities, Inc.				  175,000
CIBC World Markets Corp.			  175,000
Deutsche Bank Securities, Inc.			  175,000
A.G. Edwards & Sons, Inc.			  175,000
First Union Securities, Inc.			  175,000
FleetBoston Robertson Stephens, Inc.		  175,000
Lazard Freres & Co. LLC  			  175,000
Lehman Brothers, Inc.				  175,000
Mongan Stanley & Co., Inc.			  175,000
PaineWebber, Inc.				  175,000
C.E. Unterberg, Towbin				  175,000
Wasserstein Perella Securities, Inc.		  175,000
Thomas Weisel Partners LLC 			  175,000
Advest, Inc.					   87,500
Arnhold and S. Bleichroeder, Inc.     	           87,500
Robert W. Baird & Co., Inc.           	   	   87,500
William Blair & Co., LLC              		   87,500
Crowell, Weedon & Co.                          	   87,500
Fahnestock & Co., Inc.      		           87,500
First Albany Corp.                      	   87,500
Gabelli & Co., Inc.	                   	   87,500
Gerard Klauer Mattison & Co., Inc.  	           87,500
Gruntal & Co., LLC				   87,500
Guzman & Co.	 				   87,500
Hoak Breedlove Wesneski & Co.			   87,500
Hoefer & Arnett, Inc.				   87,500
Janney Montgomery Scott LLC			   87,500
Johnston, Lemon & Co., Inc. 			   87,500
Kaufman Bros. LP				   87,500
C.L. King & Associates, Inc.			   87,500
Ladenburg Thalmann & Co. Inc.			   87,500
McDonald Investments, Inc.			   87,500
Morgan Keegan & Co., Inc.			   87,500
Needham & Co., Inc.				   87,500
Pacific Crest Securities			   87,500
Parker/Hunter, Inc.				   87,500
Pennsylvania Merchant Group			   87,500
Ragen Mackenzie, Inc.				   87,500
Raymond James & Associates, Inc.		   87,500
The Robinson-Humphrey Co., LLC			   87,500
Sanders Morris Harris 				   87,500
Sands Brothers & Co., LTD			   87,500
Scott & Stringfellow, Inc.			   87,500
Stephens, Inc.					   87,500
Sutro & Co., Inc.				   87,500
Tucker Anthony, Inc.				   87,500
Wedbusth Morgtan Securities 			   87,500
   Total			  	       39,535,458

THE CHASE VISTA SMALL CAP EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/08/00	Community Health Systems, Inc. (CYH) Common Stock

Shares       Price         Amount
116,050	    $13.00 	$2,093,650.00

Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$0.78	     N/A	1.61050%	2.75950%

     Broker
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Underwriters of Community Health Systems, Inc. (CYH) Common Stock

U.S. Underwriters              	           Number of Shares
Merrill Lynch, Pierce, Fenner & Smith, Inc.	  3,328,125
Banc of America Securities LLC			  1,996,875
Chase Securities, Inc				  1,996,875
Credit Suisse First Boston Corp.		  1,996,875
Goldman, Sachs & Co.     			  1,996,875
Morgan Stanley & Co., Inc.			  1,996,875
Donaldson, Lufkin & Jenrette Securities Corp.	    350,000
First Union Securities, Inc.			    350,000
Salomon Smith Barney, Inc.			    350,000
UBS Warburg LLC					    350,000
U.S. Bancorp Piper Jaffray, Inc.		    350,000
J.C. Bradford & Co.				    175,000
HSBC Securities (USA), Inc.			    175,000
Morgan Keegan & Co., Inc.			    175,000
Scotia Cajpital (USA), Inc.			    175,000
SunTrust Equitable Securities Corp.		    175,000
   Total                                    	 15,937,500